DATE:  November 22, 2011

TO:  The Board of Trustees (the "Board") of EQ Advisors Trust (the "Trust")

FROM: Joseph Paolo
  Chief Compliance Officer

SUBJECT: Rule 10f-3, Rule 17e-1, Rule 17a-7 and Rule 206(3)-2 Transactions

Rule 10f-3
Rule 10f-3 of the Investment Company Act of 1940, as amended (the "1940 Act")
 allows a portfolio to purchase securities in an offering in which an affiliated underwriter participates.  The Board has adopted procedures designed to oversee compliance with this rule.  Pursuant to the procedures, the Board must review any such transactions and approve that the transactions were performed in accordance with the adopted procedures.

The following portfolios had reportable Rule 10f-3 transactions for the quarter ended September 30, 2011.

EQ Advisors Trust
Adviser
Portfolio
BlackRock Investment Management,
LLC
EQ/Franklin Core Balanced Portfolio
EQ/Global Bond PLUS Portfolio
Marsico Capital Management,
LLC
EQ/Large Cap Growth PLUS Portfolio
Morgan Stanley Investment Management Inc.

EQ/Morgan Stanley Mid Cap Growth Portfolio
Wells Capital Management, Inc.

EQ/Wells Fargo Omega Growth Portfolio

Based on reports filed by the Advisers under the Trusts Rule 10f-3 Procedures, all transactions were executed in accordance with the adopted procedures.

All other Advisers of the Trust have confirmed that there were no such transactions with respect to any of the portfolios of the Trust, which they advised during the quarter ended September 30, 2011.

Rule 17e-1
Rule 17e-1 of the 1940 Act permits a portfolio to execute transactions through an affiliated broker-dealer if certain conditions are met.  The Board has adopted procedures designed to oversee compliance with these conditions.
Pursuant to the procedures, the Board must review any such transactions and approve that the transactions were performed in accordance with the adopted procedures.

The following portfolios had reportable Rule 17e-1 transactions for the quarter ended September 30, 2011.

EQ Advisors Trust
Adviser
Portfolio
BlackRock Investment Management, LLC.

EQ/Blackrock Basic Value Equity Portfolio

BlackRock Capital Management
EQ/Equity Growth Plus Portfolio
Calvert Investment
 Management, Inc.
EQ/Calvert Socially Responsible Portfolio
Davis Selected
Advisors, L.P.
EQ/Davis New York Venture Portfolio
Franklin Mutual Advisers,
 LLC.
EQ/Mutual Large Cap Equity Portfolio

GAMCO Asset Management, Inc.
EQ/GAMCO Mergers and Acquisitions Portfolio
EQ/GAMCO Small Company Value Portfolio
Institutional Capital LLC
EQ/Large Cap
 Core PLUS Portfolio
Invesco Advisers, Inc.
EQ/Van Kampen Comstock
Portfolio
J.P.Morgan Investment Management Inc.
EQ/JPMorgan Value Opportunities
 Portfolio
Morgan Stanley Investment Management Inc.
EQ/Global Multi-Sector
Equity Portfolio
EQ/Morgan Stanley Mid Cap Growth Portfolio
Northern Cross, LLC
EQ/International
 Value PLUS Portfolio
OppenheimerFunds, Inc.
EQ/Oppenheimer Global Portfolio
T.
Rowe Price Associates, Inc.
EQ/T. Rowe Price Growth Stock Portfolio
UBS Global
Asset Management (Americas) Inc.
EQ/UBS Growth and Income Portfolio
Wellington
 Management Company, LLP
EQ/Mid Cap Value PLUS Portfolio
Wells Capital
Management Inc.
EQ/Wells Fargo Omega Growth Portfolio

Based on reports filed by the Advisers under the Trusts Rule 17e-1 Procedures, all transactions were executed in accordance with the adopted procedures.

All other Advisers of the Trust have confirmed that there were no such transactions with respect to any of the portfolios of the Trust, which they advised during the quarter ended September 30, 2011.

Rule 17a-7
Rule 17a-7 of the 1940 Act allows for transactions between affiliated investment companies provided that specific conditions are met.  The Board has adopted procedures designed to oversee compliance with this rule.  Pursuant to the procedures, the Board must review any such transactions and approve that the transactions were performed in accordance with the adopted procedures.

The following portfolios had reportable Rule 17a-7 transactions for the quarter ended September 30, 2011.

EQ Advisors Trust
Adviser
Portfolio
BlackRock Investment Management, LLC
ATM
International Portfolio
ATM Large Cap Portfolio
ATM Mid Cap Portfolio
ATM Small Cap Portfolio
AXA Tactical Manager 400 Portfolio
AXA Tactical Manager 500 Portfolio
AXA Tactical Manager 2000 Portfolio
AXA Tactical Manager International Portfolio
EQ/AXA Franklin Small Cap Value Core Portfolio
EQ/BlackRock Basic Value Equity Portfolio
EQ/Equity Growth PLUS Portfolio
EQ/Franklin Core Balanced Portfolio
EQ/Global Multi-Sector Equity Portfolio
EQ/International Core PLUS Portfolio
EQ/Large Cap Core PLUS Portfolio
EQ/Large Cap Growth PLUS Portfolio
EQ/Mid Cap Value PLUS Portfolio
EQ/Mutual Large Cap Equity Portfolio
EQ/Templeton Global Equity Portfolio

Invesco Advisers, Inc.
EQ/Van Kampen Comstock Portfolio
Morgan Stanley Investment
 Management Inc.
EQ/Morgan Stanley Mid Cap Growth Portfolio
OppenheimerFunds, Inc.

EQ/Oppenheimer Global Portfolio
T. Rowe Price Associates, Inc.

EQ/T. Rowe Price Growth Stock Portfolio

Based on reports filed by the Advisers under the Trusts Rule 17a-7 Procedures, all transactions were executed in accordance with the procedures.

All other Advisers of the Trust have confirmed that there were no such transactions with respect to any of the portfolios of the Trust, which they advised during the quarter ended September 30, 2011.

Rule 206(3)-2 of the Investment Advisers Act of 1940 ("Advisers Act") - Agency
 Cross Trades
Rule 206(3)-2 of the Advisers Act allows an investment adviser to execute cross transactions in the market between advisory accounts and brokerage clients of the advisers affiliated broker-dealer, pursuant to certain conditions.  Each adviser has adopted relevant procedures designed to monitor compliance with these conditions.  The Board is not required to review or approve these transactions.  As a prudent measure, management is disclosing these transactions to the Board as they involve affiliated transactions related to portfolios of the Trust.

The following portfolios had Rule 206(3)-2 transactions for the quarter ended
 September 30, 2011.
EQ Advisors Trust
Adviser
Portfolio
Morgan Stanley Investment Management Inc.

EQ/Global Multi-Sector Equity Portfolio

Based on the information provided by the Adviser(s), all transactions were executed in compliance with the Adviser(s) respective procedures.

All other Advisers of the Trust have confirmed that there were no such transactions with respect to any of the portfolios of the Trust, which they advised during the quarter ended September 30, 2011.

*******************************************
Please see tabs 3 - 6 in Book II of the Board materials for additional information on these transactions.

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